EXHIBIT 10.1

CONTRIBUTION AGREEMENT

This contribution agreement (this "Agreement") dated as of June 18, 2024, by and between the members HLDCO, LLC, a Delaware limited liability company ("HLDCO") and the members of HLDCO referred to collectively as the (“Members”) and Reliant Holdings, Inc., a Nevada corporation ("Pubco").

WHEREAS, the Members and Pubco desire to enter into this Agreement pursuant to which Members desire to transfer 100% of the ownership of HLDCO to Pubco, on the terms and subject to the conditions set forth in this Agreement (the "Contribution").

WHEREAS, it is intended that the Contribution be a tax-free transfer under Section 351 of the Internal Revenue Code.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I. CONTRIBUTION.

Section 1.1. Contribution of Membership Interests.

(a)

Subject to the terms of this Agreement, the Members, together and on a pro-rata basis, hereby contribute, transfer, assign, convey, and deliver, as of the date hereof, and Pubco does hereby acquire and accept from the Members, all of the membership interests in HLDCO (the "Membership Interests"). Transfer of the Membership Interests shall provide Pubco all rights to each of the following held by HLDCO (each a “Business Asset” and collectively, the “Business Assets”). Transfer of the Membership Interests shall provide Pubco all rights to each of the following business operations, assets, rights, and interests that are being transferred from HLDCO to Pubco as part of this Agreement (each a "Transferred Business" and collectively, the "Transferred Business")

(1)

all contracts, leases, subleases of personal property, leases or subleases of real property, licenses, agreements, commitments, and all other legally binding arrangements, whether written or oral, to which HLDCO is a party that related solely and exclusively to the Transferred Business;

(2)

all tangible personal property (whether as owner, lessor, lessee, or otherwise), including, without limitation, all machinery, equipment, instruments, vehicles, furniture, and furnishings that relate solely and exclusively to the Transferred Business;

(3)

all Intellectual Property, associated goodwill, related licenses, and sublicenses (in each case, whether granted or obtained), and other rights, remedies against infringements of, and rights to protection of interests in Intellectual Property under the Laws of all jurisdictions that relate solely and exclusively to the Transferred Business;

(4)	all notes receivable, trade receivables, accounts receivable, commissions, and other receivables and rights to payment arising solely and exclusively out of the Transferred Business;

(5)

all franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained by, on behalf of, or for the benefit of HLDCO or its subsidiaries from any Governmental Authority that relate solely and exclusively to the Transferred Business;

(6)

all books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials that are used solely and exclusively in the operation of the Transferred Business;

(7)

causes of action, claims, and demands of HLDCO or its subsidiaries (whether known or unknown, matured or unmatured, accrued or contingent), including rights to returned or repossessed goods and rights as an unpaid vendor; rights of recovery, rights of warranty and indemnity, rights to product liability insurance proceeds, rights of set-off and rights of recoupment; all security deposits, utility deposits, and other deposits, in each case to the extent arising solely and exclusively out of the Transferred Business; and

(b)

Subject to the terms of this Agreement, the Members, through HLDCO, hereby contribute, transfer, assign, convey, and deliver, as of the date hereof, and Pubco does hereby acquire and accept from the Members, all of the Members’ rights, titles, and interests in and to each asset, rights, and properties set forth on Schedule 1.1(b) hereof (the "Shared Assets" and, together with the Business Assets, the "Contributed Assets").

Section 1.2. Assumption of Liabilities. Subject to the terms of this Agreement, Pubco hereby assumes and shall perform, pay, and discharge when due the following liabilities and obligations of HLDCO and its subsidiaries (the "Assumed Liabilities"):

(a)

any and all liabilities of whatever kind or nature, whether absolute, accrued, contingent, determined, determinable, disclosed, known or unknown, or otherwise, resulting from, relating to, or arising out of (i) the Contributed Assets or (ii) any act, event or occurrence involving the ownership or use of the Contributed Assets or the conduct of the Transferred Business; and

(b)	all of the liabilities and obligations set forth on Schedule 1.2(b) hereof.

Section 1.3. Excluded Liabilities. Notwithstanding any provision of this Agreement or of any Conveyance Document (as defined below) to the contrary, Pubco is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of HLDCO and its subsidiary holdings or whatever nature whether presently in existence or arising hereafter and all such other liabilities and obligations shall be retained by and shall remain liabilities of HLDCO (all of such liabilities and obligations not being assumed hereinafter referred to as the "Excluded Liabilities").

Section 1.4. Conveyance. Members and Pubco shall each execute such documents evidencing the conveyance of the Membership Interests and Contributed Assets and the assumption of the Assumed Liabilities as the Members shall reasonably request, including but not limited to stock powers, a bill of sale and other assignment and/or assumption documents (collectively, the "Conveyance Documents").

Section 1.5. Consideration. In consideration of the Contribution, upon increasing the number of authorized common stock Pubco shall issue, exactly 3,645 shares of newly designated Series B Preferred Stock, par value $0.0001 per share, exactly 6,570 shares of newly designated Series C Preferred Stock, par value, $0.0001 per share, and exactly 100 shares of newly designated Series D Preferred Stock to the Members (collectively, the "Shares"). The Shares shall be issued to the Members in the amounts indicated on the signature page.

Section 1.6. Closing.

(a)	Closing shall occur be deemed to have occurred immediately upon execution of this Agreement.

(b)

No less than five (5) days from the receipt from Nevada of stamped documents from the state of Nevada as described above, Pubco shall take such actions to issue the Shares to the Members in such portion as described on the signature page.

2

ARTICLE II. REPRESENTATIONS AND WARRANTIES.

Section 2.1. Representations and Warranties of the Members.

(a)	Organization. HLDCO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. It has all corporate power and authority necessary to own or lease its properties and assets and carry on its business as it is currently conducted.

(b)	Authorization. Each Member has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by each Member of this Agreement, and the consummation by each Member of the transactions contemplated hereby, have been duly and validly authorized by all required board, member, or manager approval, and no other corporate proceedings on the part of a Member are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform such Member’s obligations hereunder. This Agreement has been duly and validly executed and delivered by each Member and, assuming this Agreement constitutes the legal, valid, and binding agreement of Pubco, constitutes a legal, valid and binding agreement of each Member, enforceable against each Member in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by each Member of any other document to which each Member is a party in connection with this Agreement, other than this Agreement, each such other document will constitute the legal, valid, and binding obligation of each Member, enforceable against each Member in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors' rights generally and by general principles of equity.

(c)	Ownership. Each Member, individually, owns their respective membership interests of HLDCO free and clear of any claims, restrictions, encumbrances, or limitations that would otherwise prevent any Member from validly transferring their respective membership interests in HLDCO.

(d)	Non-Contravention.

(1)

The execution, delivery, and performance by the Members of this Agreement and the consummation by the Members of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both):

(i)	contravene, conflict with, or result in any violation or breach of any provision of the certificate of organization or operating agreement of HLDCO;

(ii)	contravene, conflict with, or result in a violation or breach of any provision of any Law or Order;

(iii)	result in the imposition or creation of any Lien on, or with respect to, any of the Contributed Assets.

(2)

The execution, delivery, and performance of this Agreement by the Members and the consummation of the transactions contemplated hereby by the Members do not and will not require any consent, approval, authorization, or permit of, action by, filing with or notification to, any Governmental Authority.

(e)

Title. HLDCO and its subsidiaries have good, valid, and marketable title to a valid license to, or a valid leasehold interest in (as applicable) the Contributed Assets, free and clear of any Liens (other than Permitted Liens). Upon the sale, conveyance, transfer, assignment, and delivery of the Contributed Assets in accordance with this Agreement, Pubco will acquire good, valid, and marketable title to, a valid license to, or a valid leasehold interest in, the Contributed Assets, free and clear of any Liens (other than Permitted Liens).

(f)	Securities Representations. Each Member confirms and acknowledges to Pubco that:

(i) Such Member will be acquiring the Shares and any shares of common stock issuable upon conversion thereof (collectively, the “Securities”) for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in a manner which would require registration under the Securities Act or any state securities laws. Each Member can bear the economic risk of investment in the Securities, has knowledge and experience in financial business matters, is capable of managing the risk of investment in the Securities, and is an “accredited investor” as defined in Regulation D under the Securities Act. Each Member recognizes that the Securities have not been registered under the Securities Act, nor under the securities laws of any state, and, therefore, cannot be resold unless the resale of the Securities is registered under the Securities Act or unless an exemption from registration is available. Each Member has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax, and financial advisors the suitability of an investment in the Securities for its particular tax and financial situation and its respective advisers if such advisors were deemed necessary, have determined that the Securities are a suitable investment for it. Each Member has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices, or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Member’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Each Member has had an opportunity to ask questions of and receive satisfactory answers from Pubco, or persons acting on behalf of Pubco, concerning the terms and conditions of the Securities and Pubco, and all such questions have been answered to the full satisfaction of such Member. Neither Pubco nor any other party has supplied any Member any information regarding the Securities or an investment in the Securities other than as contained in this Agreement, and each Member is relying on its own investigation and evaluation of Pubco and the Securities and not on any other information;

3

(ii) Each Member (A) is aware of, has received and had an opportunity to review (i) Pubco’s Annual Report on Form 10-K for the year ended December 31, 2023; (ii) Pubco’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and (iii) Pubco’s current reports on Form 8-K from January 1, 2024, to the date of such Member’s entry into this Agreement (which filings can be accessed by going to https://www.sec.gov/edgar/searchedgar/companysearch.html, typing “Reliant Holdings” in the “Company name” field, and clicking the “Search” button), in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of Pubco. Each Member acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act and

(ii) Each Member understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND ISSUABLE UPON CONVERSION HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

(g)	Litigation. Each Member confirms and acknowledges to Pubco that HLDCO and its Members are not involved in any litigation matters.

(h)	Liabilities. Schedule 2.1(h) provides an accurate list of HLDCO's outstanding liabilities.

Section 2.2. Representations and Warranties of Pubco.

(a)	Organization. Pubco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. It has all corporate power and authority necessary to own or lease its properties and assets and carry on its business as it is currently conducted.

(b)	Authorization. Pubco has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Pubco of this Agreement, and the consummation by Pubco of the transactions contemplated hereby, have been duly and validly authorized by Pubco's board of directors, and no other corporate proceedings on the part of Pubco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Pubco and, assuming this Agreement constitutes the legal, valid, and binding agreement of the Members, constitutes a legal, valid and binding agreement of Pubco, enforceable against Pubco in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors' rights generally and by general principles of equity. Upon the execution and delivery by Pubco of any other document to which Pubco is a party in connection with this Agreement, other than this Agreement, each such other document will constitute the legal, valid, and binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors' rights generally and by general principles of equity.

4

(c)	Non-Contravention.

(1)

The execution, delivery, and performance by Pubco of this Agreement and the consummation by Pubco of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both):

(i)	contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Pubco;

(ii)	contravene, conflict with, or result in a violation or breach of any provision of any Law or Order;

(iii)	result in the imposition or creation of any Lien on, or with respect to, any of the Contributed Assets.

(2)

The execution, delivery, and performance of this Agreement by Pubco and the consummation of the transactions contemplated hereby by Pubco do not and will not require any consent, approval, authorization, or permit of, action by, filing with, or notification to, any Governmental Authority.

(d)	Stock. When issued in consideration for the Membership Interests of the Members, the Shares will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights.

ARTICLE III. COVENANTS.

Section 3.1. Indemnification. From and after the closing of the Contribution, (i) Pubco shall indemnify, defend, and hold harmless the Members, its affiliates, and their respective successors and assigns from, against and in respect of any damages, losses, claims or liabilities (including but not limited to reasonable attorney's fees and expenses) relating to or arising out of the ownership or operation of the Contributed Assets or the conduct of the Transferred Business, and (ii) the Members shall indemnify, defend and hold harmless Pubco, its affiliates, and their respective successors and assigns from, against and in respect of any damages, losses, claims or liabilities (including but not limited to reasonable attorney's fees and expenses) relating to or arising out of the Excluded Liabilities.

Section 3.2. Survival. The representations and warranties of each of the Members and Pubco contained herein or in any certificate or other document delivered pursuant hereto will not survive the closing.

Section 3.3. Further Assurances. Members and Pubco shall each execute all documents and instruments of transfer, assignment, assumption, or novation and perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.

Section 3.4. Financial Statements. The Members undertake to obtain PCAOB audited and unaudited financial statements for HLDCO in the time and as required by the Securities and Exchange Commission.

ARTICLE IV. DEFINITIONS.

Section 4.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

"Governmental Authority" means any national, state, local, domestic, foreign, or international government or any judicial, legislative, executive, administrative, or regulatory authority, tribunal, agency, body, entity or commission, or other governmental, quasi-governmental, or regulatory authority or agency, domestic or foreign or international.

5

"Intellectual Property" means and includes (i) patents, applications for patents (including divisions, provisionals, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (ii) inventions, discoveries and ideas, whether patentable or not in any jurisdiction; (iii) trademarks, service marks, brand names, certification marks, trade dress, assumed names, domain names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (iv) nonpublic information, trade secrets, know-how, formulas, processes, procedures, research records, records of invention, test information, market surveys, and confidential information, whether patentable or not in any jurisdiction and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (v) writings and other works, whether copyrightable or not in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; (vi) software, including all types of computer software programs, operating systems, application programs, software tools, firmware (including all types of firmware, firmware specifications, mask works, circuit layouts and hardware descriptions) and software imbedded in equipment, including both object code and source code, and all written or electronic data, documentation and materials that explain the structure or use of software or that were used in the development of software, including software specifications, or are used in the operation of the software (including logic diagrams, flow charts, procedural diagrams, error reports, manuals and training materials, look-up tables and databases), whether patentable or not in any jurisdiction and rights in any jurisdiction to limit the use or disclosure thereof and registrations thereof in any jurisdiction, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; and (vii) any claims or causes of action (pending, threatened or which could be filed) arising out of any infringement or misappropriation of any of the foregoing.

"Law" means any statute, law, ordinance, rule, regulation, or requirement of a Governmental Authority.

"Lien" means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

"Order" means any order, judgment, writ, decree, or injunction issued by any court, agency, or other Governmental Authority.

"Permitted Liens" means

(i) Liens for taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting procedures ("GAAP") have been established;

(ii) mechanics', carriers', workmen, repairmen, material, and other Liens arising by operation of Law;

(iii) Liens or security interests that arise or are incurred in the ordinary course of business relating to obligations not yet due on the part of HLDCO or its subsidiaries or secure a liquidated amount that is being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established;

(iv) pledges or deposits to secure obligations under workers' compensation Laws or similar Laws or to secure public or statutory obligations;

(v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds, and other obligations of a similar nature, in each case in the ordinary course of business;

(vi) easements, encroachments, declarations, covenants, conditions, reservations, limitations, and rights-of-way (unrecorded and of record) and other similar restrictions or encumbrances of record, zoning, building, and other similar ordinances, regulations, variances, and restrictions, and all defects or irregularities in the title, including any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection;

6

(vii) pledges or deposits to secure the obligations under the existing indebtedness of HLDCO or its subsidiaries;

(viii) all Liens created or incurred by any owner, landlord, sublandlord, or other Person in title; and

(ix) any other Liens that do not materially interfere with HLDCO's use and enjoyment of real property or materially detract from or diminish the value thereof.

"Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Authority.

ARTICLE V. MISCELLANEOUS.

Section 5.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party shall assign its rights under this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

Section 5.2. Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall be construed to confer upon any other Person any legal or equitable right, benefit, remedy or claim of any nature whatsoever by reason of this Agreement.

Section 5.3. Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any other jurisdiction.

Section 5.4. Severability. If any term, condition, or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other terms, conditions, and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.

Section 5.5. Entire Agreement. This Agreement (including the schedules hereto) constitutes the entire agreement and supersedes all oral agreements and understandings and all written agreements prior to the date hereof between or on behalf of the parties with respect to the subject matter hereof.

Section 5.6. Amendment. This Agreement may be amended only by a writing signed by each of the parties, and any amendment shall be effective only to the extent specifically set forth in that writing.

Section 5.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. At the closing of the Contribution, signature pages of counterparts may be exchanged by electronic transmittal of scanned images thereof, in each case subject to appropriate customary confirmations in respect thereof by the signatory for the party providing a scanned image and that party's counsel.

Section 5.8. Notice. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid, or by reputable overnight courier service, or by electronic mail with acknowledgment of receipt of complete transmission further confirmed by a copy sent by reputable overnight courier service. Any notice or other communication so given shall be validly given hereunder upon receipt if delivered by hand, upon receipt if sent by registered or certified mail or by overnight courier service, and upon return receipt, if sent by electronic mail to the addresses set forth below or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

7

If to the Members:

Mount Olympus Ventures, Inc.

8605 Santa Monica Blvd.

PMB 36522

Los Angeles, CA 90069

Apollo Capital Corp.

8605 Santa Monica Blvd.

PMB 36522

Los Angeles, CA 90069

M2B Funding Corp.

8605 Santa Monica Blvd.

PMB 36522

Los Angeles, CA 90069

With a copy (which will not constitute notice to Members) to:

Smith Eilers, PLLC

149 South Lexington Ave.

Asheville, NC 28803

Email: william@smitheilers.com

Attention: William Eilers

If to Pubco, to:

Reliant Holdings, Inc.

8605 Santa Monica Blvd.

PMB 36522

Los Angeles, CA 90069

Rejection or other refusal to accept or the inability for delivery to be affected because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

[This space left intentionally blank signature page to follow]

8

HLDCO, LLC 351 Contribution Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MEMBERS

Mount Olympus Ventures, Inc.

By:	/s/ Claude Zdanow
Name:	Claude Zdanow
Title:	President
Number of Shares of Preferred B:	0
Number of Shares of Preferred C:	2,670
Number of Shares of Preferred D	100

Apollo Capital Corp.

By:	/s/ Yohan Naraine
Name:	Yohan Naraine
Title:	President
Number of Shares of Preferred B	1,100
Number of Shares of Preferred C	1,950
Number of Shares of Preferred D	0

M2B Funding Corp.

By:	/s/ Daniel Kordash
Name:	Daniel Kordash
Title:	President
Number of Shares of Preferred B	2,445
Number of Shares of Preferred C	1,950
Number of Shares of Preferred D	0

RELIANT HOLDINGS, INC.

By:	/s/ Claude Zdanow
Name:	Claude Zdanow
Title:	CEO

9